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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, which includes an explanatory paragraph regarding the uncertainty of the Company's ability to continue as a going concern, dated December 16, 1996 on our audits of the consolidated financial statements and financial statement schedule of Rymer Foods, Inc. and Subsidiaries as of October 26, 1996 and October 28, 1995 and for each of the three years in the period ended October 26, 1996.

     We also consent to the reference to our firm under the caption "Experts".

                                                        Coopers & Lybrand L.L.P.

Chicago, Illinois
April 2, 1997